                                                                   EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of October 1, 1997 by and between Pan American Group, Inc. ("PAGI"), Pan American Bank, FSB, a federally chartered savings bank (the "Bank"; the Bank and PAGI are individually and collectively referred to as "Employer") and Lawrence J. Grill ("Employee").

                                  WITNESSETH:

     WHEREAS, Employer desires to obtain the services of Employee and Employee desires to render services to Employer;

     WHEREAS, the Boards of Directors of Employer (individually and collectively referred to as the "Board") has determined that it is in Employer's best interests and that of its stockholders to secure the services of Employee, to secure certain additional commitments from Employee and to provide Employee certain additional benefits; and

     WHEREAS, Employer and Employee desire to set forth in this Agreement all the terms and conditions of Employee's employment with Employer.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

     1.   Term.  Employer agrees to employ Employee and Employee agrees to serve
          ----
          Employer in accordance with the terms of this Agreement, for (a) a term of approximately three (3) years and two (2) months commencing on the date of this Agreement and ending December 31, 2000 (the "Initial Term"), and (b) at the option of Employer, which Employer may exercise by giving written notice to Employee on or before December 31, 1999, an additional one year period ending December 31, 2001 (the "Extended Term") The Initial Term and the Extended Term are hereinafter referred to as the "Term." Notwithstanding the foregoing, the Term may be terminated before the expiration of the Initial Term or the Extended Term in accordance with the provisions which follow.

               2.   Services and Exclusivity of Services.
                    ------------------------------------

          (a)  Employee Time. So long as this Agreement shall continue in
               -------------
               effect, Employee shall devote his full business time, energy and ability exclusively to the business, affairs and interests of Employer and its subsidiaries and matters related thereto , shall use Employee's best efforts and abilities to promote Employer's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board.

          (b)  Service to Affiliates; Promoting Business. Employee agrees to
               -----------------------------------------
               serve without additional remuneration in such executive capacities or as a Board member for one or more direct or indirect subsidiaries of Employer as the Board may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law. Employee agrees to faithfully and diligently promote the business affairs and interests of Employer and its subsidiaries.

          (c)  Exclusivity of Services. Employee may make and manage personal
               -----------------------
               business investments of his choice and serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board, provided that such activities and services do not substantially interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties. An investment that exceeds 5% of the equity securities or capitalization of a competitor, supplier or customer of Employer shall be deemed to constitute such a conflict. Employee shall not serve in any capacities for any business enterprise unless such service is expressly authorized by the Board in advance.

          (d)  No Conflicts. Employee represents to Employer that Employee has
               ------------
               no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

     3.   Specific Position:  Duties and Responsibilities.
          -----------------------------------------------

          (a)  Positions, Duties and Authority. Employer and Employee agree
               -------------------------------
               that, subject to the provisions of this Agreement, the Bank will employ Employee and Employee will serve the Bank as its President, Chief Executive Officer and Secretary. Employee shall, without any additional remuneration, serve as President, Chief Executive Officer and Secretary of PAGI. Employee agrees to observe and comply with the rules and regulations of the Bank as adopted by the Board of Directors of the Bank (the "Bank Board") respecting the performance of Employee's duties to the Bank, and with the rules and regulations of PAGI as adopted by the Board of Directors of PAGI (the "PAGI Board").

               Employee also agrees to carry out and perform orders, directions and policies of the Bank Board and the PAGI Board as they may from time to time direct. Employee shall have such corporate power and authority as shall reasonably be required to enable the discharge of duties commensurate with the offices he holds. It is anticipated that approximately 75% of Employee's time will be occupied with his services to the Bank, and that approximately 25% of his time will be occupied with his services to PAGI.

          (b)  Supervision of Employee. For the term of this Agreement, Employee
               -----------------------
               shall report (i) with respect to his duties to the Bank, to (A) the Chairman of the Bank Board (the "Chairman"), and (B) the Bank Board, and (ii) with respect to his duties to PAGI, to (I) the Chairman of the Board of PAGI, and (II) the PAGI Board.

     4.   Compensation.
          ------------

          (a)  Base Compensation. During the term of this Agreement, Employer
               -----------------
               agrees to pay Employee a base salary at the rate of One Hundred Ninety Thousand Dollars ($190,000) per year, payable in equal installments consistent with Employer's normal payroll practices applicable to salaried employees (the "Base Salary").

          (b)  Bonuses. At least annually, the Board shall meet with Employee to
               -------
               review with him his performance and the performance and prospects of the business of Employer. Based on such review, and on such other factors as the Board may deem to be relevant pursuant to the annual Executive Incentive Plan similar to the plan in effect for the year ending June 30, 1997, Employer shall pay Employee a bonus of up to 50% of Employee's Base Salary upon attainment of goals approved by the Board relating to pre-tax net income, return on shareholders' equity an other similar factors.

          (c)  Additional Benefits. During the Term hereof, Employee shall
               -------------------
               participate in any bonus, pension, profit, incentive compensation, medical, life insurance, disability or similar plan, and shall receive all perquisites, available to executives of Employer at or below Employee's level of responsibility (the "Compensation Plans"), except to the extent Employee does not meet the eligibility requirements generally applicable to participants in such Compensation Plan.

               Employee shall also be entitled to receive the benefits specified on Schedule 4(c) to this Agreement (the "Additional Benefits"). Employee shall not receive duplicative benefits if a Compensation Plan is listed on Schedule 4(c) as an Additional Benefit. Notwithstanding anything else contained in this Agreement to the contrary, (i) all rights of Employer, PAGI and Employee with respect to stock options granted to Employee pursuant to any Employer or PAGI stock option plan shall be governed solely by such plan, including all rights as to the vesting of options thereunder, and (ii) this Agreement shall not be deemed to amend or otherwise affect the provisions of any Compensation Plan.

          (d)  Vacation.  Employee shall be entitled to twenty (20) days of paid
               --------
               vacation each twelve-month period, which shall accrue on a pro rata basis from the date of this employment agreement; provided, however, that vacation days shall cease to accrue whenever thirty
               (30) vacation days have accrued, and the accrual of vacation days shall resume only when Employee has used enough vacations days so that additional vacation days can accrue without exceeding the limit of thirty (30) accrued vacation days.

          (e)  Modification of Benefits.  Except with respect to the Additional
               ------------------------
               Benefits, Employer reserves the right at all times to modify, suspend or discontinue any and all Compensation Plans and any other benefits, plans, practices, policies and programs (whether before or after termination of employment) without notice to or recourse by Employee so long as such action is taken with respect to Employer' employees generally and does not single out Employee.

     5.   Termination.
          -----------

          (a)  For Cause.
               ---------

               i) Employer may terminate this Agreement and Employee's employment hereunder at any time for cause without further obligation or liability to Employee, including without limitation, any obligation to pay Base Salary and Additional Benefits following such termination, effective upon delivery of notice of such termination to Employee or at such other future time as may be specified in such notice. Employer and Employee agree that the term "for cause" shall mean the following:

                    Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement or any other grounds specified in Section 563.39(b)(1) of the Office of Thrift Supervision (the "OTS") Rules and Regulations (and any subsequent regulations of OTS and the Federal Deposit Insurance Corporation (the "FDIC") governing employment agreements).

               ii) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by reason of a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818
                    (e)(3) and (g)(1)), all obligations of Employer under this Agreement shall be suspended as of the date of service of the notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while this Agreement was suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

               iii) If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by reason of an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818 (e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of that order, and Employee shall receive the amount set forth in Section 5(e)(ii) of this Agreement.

               iv) If Employer is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, and Employee shall receive the amount set forth in Section 5(e)(ii) of this Agreement.

               v)   All obligations of Employer under this

                         Agreement shall be terminated (except to the extend determined that continuation of this Agreement is necessary for the continued operation of Employer) by the OTS (i) at the time the FDIC or the Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in
                         Section 13(c) of the Federal Deposit Insurance Act, or
                         (ii) at the time the OTS approved a supervisory merger to resolve problems related to the operation of Employer, or when Employer are determined by the OTS to be in an unsafe or unsound condition; provided, however, that Employee shall receive the amount set forth in Section 5(e)(ii) of this Agreement .

               (b)  Without Cause. Notwithstanding any other provision of this
                    -------------
                    Section 5, Employee hereby agrees that Employer may terminate Employee's employment hereunder at will for any reason without any liability or obligation to Employee whatsoever, except for termination payment expressly provided for in this Agreement, at any time upon written notice of termination to Employee, such termination to become effective upon such future date as may be specified in such notice of termination. Such termination may be only by a vote of a majority of the Board and the PAGI Board. As consideration for Employee's agreement to this subparagraph
                    (b), Employer agrees that in the event Employer elects to terminate the employment of Employee pursuant to the provisions of this subparagraph (b) prior to the completion of the Term, Employer shall provide a formal written notice of such termination and Employee shall be entitled to a termination payment equal to (i) a lump sum payment of the Base Salary equal to (A) if the termination of employment occurs before December 31, 1999, the Base Salary Employee would have received from the date of such termination through December 31, 1999, (B) if the termination of employment occurs on or after January 1, 2000 but before December 31, 2000, the Base Salary Employee would have received from the date of such termination through December 31, 2000, or (C) if the termination occurs during the Extended Term, the Base Salary Employee would have received during the balance of the Extended Term; provided, however, that in no event shall Employee receive a lump sum payment of Base Salary for a period of less than six (6) months; (ii) a lump sum payment of any accrued vacation pay;
                    (iii) any and all Additional Benefits accrued through the date of termination, including any compensation previously deferred by Employee (together with any accrued interest and earnings thereon); (iv) a lump sum payment of the "Prorated Incentive Compensation" (as defined below); (v) continuation of group medical disability and life insurance coverage under such Compensation Plans in which Employee participated as of his termination of employment, or the equivalent, until the earliest to occur of (A) the expiration of the Initial Term, or the Extended Term, in which Employee's termination of employment occurred, (B) Employee's commencement of full-time employment with a new employer,
                    (C) Employee's sixty-fifth (65th) birthday, or (D) Employee's failure to pay any portion of any premium or cost required under the terms of such Compensation Plan to be paid by participants generally. For purposes of this Agreement, the term "Prorated Incentive Compensation" means, for Employer's fiscal year in which Employee's termination of employment occurs (the "Termination Year"), the incentive compensation received by Employee in Employer's fiscal year immediately before the Termination Year (the "Prior Year"),
                    (I) multiplied by a fraction, the numerator of which is the number of days from the beginning of the Termination Year to the date of Employee's termination of employment, and the denominator of which is three hundred sixty five (365), and
                    (II) except for purposes of Section 5(d), decreased in an amount which, as determined by the Board, based on Employer's customary and consistent calculation of earnings, is proportional to any decrease in earnings of Employer from the Prior Year to the Termination Year.

               (c)  Disability. In the event Employee shall fail, because of
                    ----------
                    illness, incapacity or injury which is determined, within the applicable definitions under the Employer's group disability insurance, to be total and permanent by a physician selected b y Employer or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for three consecutive months or for shorter periods aggregating 75 or more business days in any twelve month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated by written notice of termination from Employer to Employee. Thereafter, Employer shall continue to pay Base Salary to Employee at a rate and time and in a manner equal to 100% of the Base Salary payable immediately prior to the termination, until the earliest to occur of the following:
                    (i) Employee dies, (ii) Employee recovers from such disability and returns to full-time service, (iii) six (6) months after the date of such notice, or (iv) the waiting period, if any, under Employer's long term disability insurance or other disability plan purchased for Employee is satisfied and payments by the insurance company to Employee commence. Thereafter, no further salary or benefits shall be paid.

               (d)  Death.  If Employee's employment is terminated by reason of
                    -----
                    Employee's death, this Agreement shall terminate without further obligations to Employee (or Employee's heirs or legal representatives) under this Agreement, other than for
                    (i) payment of the sum of (A) Employee's Base Salary through the end of the month during which death occurs and for 30 days thereafter to the extent not theretofore paid, (B) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) plus the Prorated Incentive Compensation in an amount determined under Section 5(b), (C) any accrued vacation pay, in each case to the extend not theretofore paid (the sum of the amounts described in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Employee or Employee's estate or beneficiary, as applicable in a lump sum in cash within thirty (30) days after the date of termination or any earlier time required by applicable law; and (ii) payment to Employee or Employee's estate or beneficiary, as applicable, any amount due pursuant to the terms of any applicable Compensation Plan.

               (e)  Termination by Employee.
                    -----------------------
                    i) Employee may terminate his employment for a "Reduction in Authority" (as defined below) at any time two (2) months after a notice of intent to terminate pursuant to this Section 5(e) has been delivered to the Board and Chairman, provided such condition continues for the duration of a one month period after written notice to the Board and Chairman. Upon such termination, Employee shall receive the payments and benefits set forth in subparagraph (b) above.

                         The term "Reduction in Authority" shall mean the occurrence of one of the following events, other than as a result of grounds for termination of employment for cause under Section 5(a) or for disability under
                         Section 5(c): (A) the continuing assignments to Employee by the Chairman and Board of duties materially and adversely inconsistent with Employee's position as President and Chief Executive Officer of the Bank or PAGI; (B) a material, adverse and continuing change in the nature of Employee's responsibilities; (C) the requirement that Employee must regularly report to persons other than the Chairman and the Board; (D) the removal of Employee from, or failure to re-elect Employee as, the President and Chief Executive Officer of the Bank or PAGI or as a member of the Bank or PAGI Board, or (E) a change in the Employer's corporate headquarters outside of the San Francisco Bay Area. Provided, however failure to reelect Employee to, or the ceasing of Employee to occupy the position of, President or Chief Executive Officer of PAGI after October 15, 1998 will not constitute a "Reduction in Authority."

                    ii) Employee may terminate his employment hereunder at any time upon not less than thirty (30) days written notice to Employer. In such event, Employee shall be entitled to all Accrued Obligations under this Agreement, except payment of the Prorated Incentive Bonus, through the effective date of such termination.

               (f)  No Limitation. Employer's exercise of its right to terminate
                    -------------
                    shall be without prejudice to any other right or remedy to which it or any of its affiliates may be entitled at law or in equity to enforce its rights under this Agreement.

               (g)  Exclusive Remedy. Employee agrees that the payments
                    ----------------
                    expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of Employer in respect to Employee's employment with and relationship to Employer and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

          (h)  Expiration of Term.  No payment shall be due to Employee under
               ------------------
               this Agreement by reason of the expiration of the Initial Term and the failure by Employer to exercise its option for the Extended Term.

          (i)  No Mitigation. In the event this Agreement is terminated for any
               -------------
               reason, Employee shall not be obligated to mitigate any damages Employee might otherwise suffer. Employer's obligation to make payments to Employee pursuant to this Agreement shall not be affected by any other employers or sources or any setoff, counterclaim, recoupment, defense or other right which Employer or its subsidiaries may have against Employee.

     6    Change in Control.  Employee shall be entitled to receive the amounts
          -----------------
          set forth in Section 5(b) of this Agreement if Employer terminates his employment without cause, or he terminates his employment with Employer for a Reduction in Authority, within the "Applicable Period" (as defined below) after a "Change in Control" (as defined below). A "Change in Control" means a merger, consolidation, transfer of all or substantially all in the assets of the Bank and PAGI, or any other corporate reorganization or transaction or series of transactions, which results in any person, group of related persons, or any other organization or entity acquiring 50% or more of the outstanding voting securities or partnership interests of PAGI and the Bank. The "Applicable Period" begins on the date of a Change in Control and ends on the later of the expiration of the Initial Term or Extended Term (as the case may be) in which the Change in Control occurs, or twelve
          (12) months after the Change in Control occurs.

     7    Business Expenses.  During the term of this Agreement, to the extent
          -----------------
          that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Employer (whether or not fully deductible by Employer) for federal income tax purposes as ordinary and necessary business expenses, Employer shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues but not the costs of (or dues associated with) maintaining club memberships, made and substantiated in accordance with policies, practices and procedures established from time to time by Employer generally and incurred in pursuit and furtherance of Employer's business and good will.

     8.   Indemnification.
          ---------------

          (a)  Indemnification by Employer.  Pursuant to the terms of Section
               ---------------------------
               545.121 of the OTS Rules and Regulations ("Section 545.121"). Employer agrees to indemnify, defend and hold harmless, Employee, from and against (a) the amount of any judgment for which Employee becomes liable as a result of any Action (as defined in Section 545.121) brought against Employee in his capacity as an officer or director of Employer, and (b) if he attains a favorable judgment in such Action, reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by Employee in defending or settling such Action, or in enforcing his rights under Section 545.121; provided however, that Employer shall have no obligation to indemnify Employee hereunder unless
               (a) Final Judgment (as defined in Section 545.121) on the merits is in Employee's favor; or (b) in the case of Settlement (as defined in Section 545.121), Final Judgment against him, or Final Judgment in his favor other than on the merits, the disinterested directors of Employer determine that Employee was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best interests of Employer. If the disinterested directors of Employer reasonably conclude that, in connection with an Action, Employee may be entitled to indemnification, the directors shall authorize Employer to advance to Employee reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such Action, subject to an undertaking by Employee to repay such amounts in the event of a final nonappealable determination that Employee is not entitled to indemnification, and the provisions of this
               Section 8.

          (b)  Notification of Claims.  After receipt of notice of commencement
               ----------------------
               of any Action giving rise to a right of indemnification hereunder, Employee shall promptly notify Employer in writing of such Action and, when known, the facts constituting the basis for such Action

               (in reasonable detail). Failure by Employee to so notify Employer shall not relieve Employer of any liability hereunder unless such failure materially prejudices Employer.

          (c)  Indemnification Procedure.  Employer shall be entitled, if it so
               -------------------------
               elects, to take control of the defense and investigation with respect to an Action and to employ and engage attorneys of its own choice to handle and defend the same, upon written notice to Employee of such election which notice acknowledges Employer's obligation to provide indemnification hereunder. Employer shall not settle any Action that is the subject of indemnification without the written consent of Employee, which consent shall not be unreasonably withheld; provided, however, that Employer may
                                         --------  -------
               settle an Action without Employee's consent if such Settlement
               (i) makes no admission or acknowledgment of liability or culpability with respect to Employee, (ii) includes a complete release of Employee, and (iii) does not require Employee to make any payment or forego, relinquish or take any action or right. Employee shall cooperate in all reasonable respects with Employer and its attorneys in the investigation, trial and defense of any Action (including the filing in Employee's name of appropriate cross claims and counterclaims). Employee may, at his own cost, participate in any investigation, trial and defense of such Action controlled by Employer. If, after receipt of a claim notice pursuant to Section 8(b), Employer does not undertake to defend any such Action, Employee may, but shall have no obligation to, contest such Action and Employer shall be bound by the result obtained with respect thereto by Employee (including, but not limited to, any Settlement thereof); provided, however, that Employee shall not settle such Action without the written consent of Employer, which Employer shall not unreasonably withhold. Employer may, at its own cost, participate in any investigation, trial and defense of any Action controlled by Employee. If Employee reasonably believes that there may be a conflict of interest between himself and Employer in the conduct of the defense of any Action, Employee shall have the right, at the expense of Employer, to select his own counsel and assume the defense of the Action; provided, however, that Employee may not
                                      --------  -------
               settle such Action without the consent of Employer which consent shall not be unreasonably withheld; provided, further, that
                                                   --------  -------
               Employee may settle an

               Action without Employer's consent if such Settlement (i) makes no admission or acknowledgment of liability or culpability, (ii) includes a complete release of Employer and (iii) does not require Employer to make any payment or forego, relinquish or take any action or right. At any time after the commencement of defense of any Action, Employer may request Employee to agree in writing to the abandonment of such contest or to the payment or compromise by Employer of such claim, whereupon such action shall be taken unless Employee determines that the contest should be continued and so notifies Employer in writing within 15 days of such request from Employer. If Employee determines that the contest should be continued, Employer shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party(ies) to the contested claim have agreed to accept in payment or compromise as of the time Employer made its request therefor to Employee less any additional expenses incurred by Employer subsequent to such event or (ii) such amount for which Employer would otherwise be liable with respect to such Action by reason of the provisions hereof.

     9.   Miscellaneous.
          -------------

          (a)  Succession; Survival.  This Agreement shall inure to the benefit
               --------------------
               of and shall be binding upon Employer, its successors and assigns, but without the prior written consent of Employee, this Agreement may not be assigned other than in connection with a merger or sale of substantially of all the assets of Employer or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all the obligations of Employer hereunder. The obligations and duties of Employee hereunder are personal and otherwise not assignable.

          (b)  Notices.  Any notice or other communication provided for in this
               -------
               Agreement shall be in writing and sent if to Employer to its office at:

               Pan American Bank, FSB
               c/o Bastion Capital Corporation
               1999 Avenue of the Stars, Suite 2960
               Los Angeles, California  90067
               Facsimile:  (310) 277-7582
               Attention:  Mr. William Bron, Chairman of the
               Board
          or at such other address as Employer may from time to time in writing designate, and if to Employee to such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). Each such notice or other communication shall be effective (i) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when actually delivered at such address.

          (e)  Entire Agreement; Amendments.  This Agreement contains the entire
               ----------------------------
               agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Employer or its affiliates. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Employer, by the Chairman.

          (d)  Waiver.  No failure on the part of any party to exercise or delay
               ------
               in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

          (e)  Choice of Law.  This Agreement, the legal relations between the
               -------------
               parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law and applicable regulations.

          (f)  Arbitration.  Any dispute, controversy or claim arising out of or
               -----------
               in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted to and settled by arbitration conducted at a mutually convenient office of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Employer and Employee may agree on a retired judge from the JAMS panel. If they are unable to agree upon a retired judge, JAMS will provide a list of three available judges and each party may strike one. If two of the three judges are stricken, the remaining judge will serve as arbitrator. If two arbitrators remain, the first judge listed shall serve as arbitrator. Employer and Employee agree that arbitration must be initiated within two years after the claimed breach occurred and that the failure to initiate arbitration within the two-year period constitutes an absolute bar to the institution of any new proceedings related to such alleged breach. The aggrieved party can initiate arbitration by sending written notice of any intention to arbitrate by registered or certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedy sought. Exhibit A sets forth the rights of Employer and Employee if the dispute is arbitrated and the rules and procedures to be followed at the arbitration hearing; provided, however, that the party or parties prevailing in such proceeding will be entitled to the reasonable attorneys' fees and expenses of counsel and costs incurred by reason of such arbitration.

          (g)  Confidentiality; Proprietary Information. Employee agrees to not
               ----------------------------------------
               make use of, divulge or otherwise disclose, directly or indirectly confidential or proprietary information concerning the business (including but not limited to its products, employees, services, practices or policies) of Employer or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the Term or prior thereto as stockholder, employee, officer or director of or consultant to Employer or any of its affiliates, except to the extent such use or disclosure is (i) required by applicable law, (ii) lawfully obtainable from other sources, (iii) generally available to the public, or (iv) authorized in writing by Employer. The provision of this subsection (g) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

          (h)  Severability.  If any provision of this Agreement is held invalid
               ------------
               or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

          (i)  Withholding: Deductions.  All compensation payable hereunder
               -----------------------
               including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

          (j)  Section Headings.  Section and other headings contained in this
               ----------------
               Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (k)  Non-Solicitation.  Employee agrees that for a period of one (1)
               ----------------
               year after the termination of employment, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of Employer for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by Employer nor will Employee in any way, directly or indirectly , as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related ("Employee Related
                                                             ----------------
               Entity"); provided, however, that during the one (1) year period
               ------
               referred to above, Employee will be permitted to be involved in advertising and marketing deposit products and loans in communities served by Employer in its residential loan and deposit business.

          (l)  Employees.  Employee agrees that for a period of two (2) years
               ---------
               after the termination of Employee's employment, Employee will not, directly or indirectly, disrupt, damage, impair, or interfere with Employer's business by soliciting, influencing, encouraging or recruiting any employee of Employer to work for Employee or any Employee Related Entity.

          (m)  Counterparts.  This Agreement and any amendment hereto may be
               ------------
               executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

          (n)  Representation By Counsel; Interpretation. Employer and Employee
               -----------------------------------------
               each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner of effect the intent of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      "Employer"

                                      PAN AMERICAN BANK, FSB



                                      By: /s/ WILLIAM BRON
                                         -----------------------------
                                            William Bron

                                      Its:        Chairman

                                      PAN AMERICAN GROUP, INC.



                                      By: /s/ WILLIAM BRON
                                         -----------------------------
                                            William Bron

                                      Its:



                                      "EMPLOYEE"


                                      /s/ LAWRENCE J. GRILL
                                      --------------------------------
                                      Lawrence J. Grill

                                      Pan American Bank, FSB
                                      1300 S. El Camino Real
                                      Suite 320
                                      San Mateo, California  94402
                                      Facsimile:  (650) 349-8504

                                  SCHEDULE TO
                                PARAGRAPH 4(C)

                              ADDITIONAL BENEFITS



     STOCK OPTION PLAN

     Concurrently upon execution of the Agreement, PAGI and Employee shall enter into a Stock Option Agreement pursuant to PAGI's most current Stock Option Plan. PAGI shall grant Employee additional stock options to purchase 30 shares upon the terms and conditions described in such Plan and Agreement, and at a price to be determined by the PAGI Board or its compensation committee.


     PERQUISITES

     See the schedule of additional benefits attached to this schedule.

                                  EXHIBIT TO

                                   SCHEDULE
                                      TO
                                PARAGRAPH 4(C)

                         PERQUISITES PAID BY EMPLOYER

--------------------------------------------------------------------------------
a. $500,000 of term life insurance in excess of the amount provided by Employer under the Employer's group term life insurance plan in which its employees generally participate.

b. Monthly car allowance of $500

c. Long-term Disability Insurance providing 60% of annual Base
     Salary up to $10,000 per month coverage as provided under the Employer's long-term disability plan in which its employees generally participate, or through individual coverage if such plan does not provide such coverage.

d. Accidental Death and Dismemberment Insurance up to the maximum amount that can be purchased under the Employer's accidental death and dismemberment plan in which its employees generally participate.

e. Monthly premium cost under the Employer's plan for family
     Medical, Dental and Vision Insurance, except that Employee shall pay family deductibles and co-payments.